                                   EXHIBIT 11

                                  VERSAR, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)

                                                                            Years Ended June 30,
                                                           ---------------------------------------------------
                                                              1998                  1997               1996
                                                           ----------            ----------         ----------

NET (LOSS) INCOME..............................            $   (8,553)           $    1,256         $      992
                                                           ==========            ==========         ==========
(LOSS) INCOME FROM DISCONTINUED
   OPERATIONS..................................            $   (8,829)           $      147         $      ---
                                                           ==========            ==========         ==========


Weighted average common shares outstanding -
   Basic.......................................             5,695,212             5,041,455          4,905,126
                                                           ----------            ----------         ----------

NET (LOSS) INCOME PER SHARE - BASIC............            $    (1.50)           $     0.25         $     0.20
                                                           ==========            ==========         ==========
(LOSS) INCOME PER SHARE FROM
   DISCONTINUED OPERATIONS - BASIC.............            $    (1.55)           $      .03         $      ---
                                                           ==========            ==========         ==========


Common shares from above.......................             5,695,212             5,041,455          4,905,126
Assumed exercise of options (treasury stock
   method).....................................                   ---               244,354            342,597
                                                           ----------            ----------         ----------
                                                            5,695,212             5,285,809          5,247,723
                                                           ==========            ==========         ==========

NET (LOSS) INCOME PER SHARE - DILUTED..........            $    (1.50)           $     0.24         $     0.19
                                                           ==========            ==========         ==========
(LOSS) INCOME PER SHARE FROM
   DISCONTINUED OPERATIONS - DILUTED...........            $    (1.55)           $      .03         $      ---
                                                           ==========            ==========         ==========



                                       186